                                                               EXHIBIT 2




                        PROMUS HOTEL CORPORATION

                     REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement, dated as of December __, 1997, is made by and among Promus Hotel Corporation, a Delaware corporation formerly named Parent Holding Corp. (the "Company"), GE Investment Hotel Partners I, Limited Partnership, a Delaware limited partnership ("GEHOP"), GE Investment Management Incorporated, a Delaware corporation ("GEIM"), the Trustees of General Electric Pension Trust ("GEPT"), MetPark Funding, Inc., a Delaware corporation ("Met Sub"), The Ueberroth Family Trust ("Ueberroth"), The Ueberroth Investment Trust ("Investment"), Mr. Richard J. Ferris ("Ferris"), Ridge Partners, L.P., a Delaware limited partnership ("Ridge"), and Red Lion, a California Limited Partnership (the "RL Partnership").

            WHEREAS, the stockholders of the Company who are parties hereto (the "Parties") were parties to an Incorporation and Registration Rights Agreement dated as of December 16, 1993, as amended, with Doubletree Corporation, a Delaware corporation ("Doubletree") (the "Doubletree Registration Rights Agreement") pursuant to which such Parties had certain registration rights with respect to shares of common stock of Doubletree held by them; and

            WHEREAS, Doubletree and Promus Hotel Corporation, a Delaware corporation ("Old Promus") have combined their businesses (the "Merger") and formed the Company as a new holding company pursuant to the terms of the Agreement and Plan of Merger dated as of September 1, 1997 among Doubletree, Old Promus and the


                              Page 42 of 94 Pages
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Company; and

            WHEREAS, pursuant to the Merger, the outstanding shares of Doubletree common stock have been converted into shares of common stock, par value $.01 per share, of the Company ("Common Stock"); and

            WHEREAS, the Company has agreed to provide the Parties registration rights substantially identical to those held by such Parties pursuant to the Doubletree Registration Rights Agreement;

            NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the Parties agree as follows: . As used in this Agreement, the following terms shall have the following respective meanings:

            1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            "COMMISSION" means the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act at the time.

            "ELIGIBLE SECURITIES" means the shares of Common Stock held by the Parties as of the date hereof, or acquired by them pursuant to (i) the exercise of options to purchase an aggregate of 20,000 shares of Doubletree Common Stock, issued on June 30, 1994, to GEHOP (the "GEHOP Options") and (ii) the Warrants to purchase an aggregate of 262,753 shares of Doubletree Common Stock, issued on November 8, 1996, to PT Investments Inc. (the "GEPT Warrant"), it being understood that pursuant to the terms of the Merger Agreement, all obligations of Doubletree under the GEHOP Options and the GEPT Warrant shall have been assumed by the Company pursuant to the terms set forth in the Merger Agreement. Any shares of Common Stock issued pursuant to the GEHOP Options and/or the GEPT Warrant will be aggregated together with shares of Common


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Stock owned by GEHOP in order to determine the amount of Eligible Securities or shares of Common Stock owned by GEHOP.

            "HOLDER" means the Parties and those successors, assigns and transferees entitled to the benefits, and bound by the terms of, this Agreement who are registered holders of outstanding Eligible Securities.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            2.  DEMAND REGISTRATION RIGHTS.

            (a) At any time after the date of this Agreement, GEHOP, Met Sub or the RL Partnership may deliver to the Company a written request that the Company file and use its best efforts to cause to become effective a registration statement under the Securities Act with respect to such number of the Eligible Securities (a "Registration Request") owned by such Holder (the "Requesting Holder"). Promptly following receipt of a Registration Request, the Company shall deliver to all Holders (other than the Requesting Holder) a notice (the "Initiation Notice") of such receipt providing the identity of the Requesting Holder and the number of shares included in such Registration Request. Except as otherwise provided in Section 2(b)(i)(A) hereof, the Company shall not be required to file and use its best efforts to cause to become effective, pursuant to a Registration Request under this Section 2, more than two registration statements at the demand of GEHOP, more than one registration statement at the demand of Met Sub, or more than four registration statements at the request of the RL Partnership.

            (b) Within 20 days after the date on which the Company delivers the


                              Page 44 of 94 Pages
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Initiation Notice to all Holders, such date to be determined by the notice provisions of Section 12(b) of this Agreement, the Company will use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such Registration Request, the number of shares of Eligible Securities specified in such Registration Request (and in all notices received from Holders within 20 days after their receipt of the applicable Initiation Notice); PROVIDED, HOWEVER, that, in the case of a Registration Request, the proportion that the number of Eligible Securities requested for inclusion in the registration statement by any Holder (other than the Requesting Holder) bears to the total number of Eligible Securities then owned by such Holder shall not exceed the proportion that the number of Eligible Securities specified in such Registration Request bears to the total number of Eligible Securities then owned by the Requesting Holder. The Company will also be entitled to include in any registration statement filed pursuant to a Registration Request, for sale in accordance with the method of disposition specified in such Registration Request, such number of shares of Common Stock as the Company shall desire to sell for its own account. If the method of sale designated is an underwritten public offering, the managing underwriter or underwriters must be reasonably acceptable to both the Requesting Holder (if any) and the Company, which acceptance shall not be unreasonably withheld. Notwithstanding the foregoing provisions of this paragraph (b), to the extent that, in the opinion of the managing underwriter or underwriters (if the method of disposition shall be an underwritten public offering), marketing considerations require the reduction of the number of shares of Common Stock covered by any such registration, the number of shares of Common Stock to be registered and sold pursuant to such registration shall be reduced as follows:



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                        (i) if the Requesting Holder shall be GEHOP and the
      Registration Request is not the last to which GEHOP is entitled under
      Section 2(a) and this Section 2(b)(i), or if the Requesting Holder shall be the RL Partnership and the Registration Request is not the first or last such request to which the RL Partnership is entitled under Section 2(a) and this Section 2(b)(i):

                  (A) the number of shares of Eligible Securities to be registered on behalf of each Holder shall be reduced (to zero, if necessary) pro rata according to the number of shares requested to be registered by each Holder; provided, however, that in the case of the first Registration Request made by GEHOP and any registration request made by the RL Partnership (other than its first or last such Registration Request) if the number of shares of Eligible Securities requested to be registered by GEHOP or the RL Partnership, as the case may be, shall be reduced as a result of this Section 2(b)(i) by 20% or more, such Requesting Holder shall be entitled to request one registration in addition to (I) in the case of GEHOP, the two registration requests GEHOP is entitled to under Section 2(a) of this Agreement and (II) in the case of the RL Partnership, the four registration requests the RL Partnership is entitled to under Section 2(a) of this Agreement; and

                  (B)   the number of shares of Common Stock to be registered on



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                        behalf of the Company, if any, shall not be reduced;

                  (ii) if the Requesting Holder shall be Met
      Sub, or if the Requesting Holder shall be GEHOP exercising the last Registration Request to which it is entitled under Section 2(a) and
      Section 2(b)(i) of this Agreement, or if the Requesting Holder shall be the RL Partnership exercising the first or last Registration Request to which it is entitled under Section 2(a) and this Section 2(b)(i) of this
      Agreement:

                  (A) the number of Eligible Securities to be registered on behalf of each Holder (excluding the Requesting Holder) shall be reduced (to zero, if necessary) pro rata according to the number of shares requested to be registered by each Holder (excluding the Requesting Holder);

                  (B) if any additional reduction in the number of shares of Common Stock to be registered shall be necessary, in the opinion of the managing underwriter or underwriters, the number of shares of Common Stock to be registered on behalf of the Company shall be reduced (to zero, if necessary); and

                  (C) the number of shares of Eligible Securities to be registered on behalf of the Requesting
                        Holder shall not be reduced; and

            (c) Notwithstanding the foregoing provisions of this Section 2, the Company shall not be obligated to file a registration statement at the demand of any


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Holder pursuant to this Section 2 within 90 days following any underwritten public offering of Common Stock or of securities of the Company convertible into or exercisable or exchangeable for Common Stock.

            (d) Notwithstanding the foregoing provisions of this Section 2, the Company may elect, by written notice given to M et Sub within 20 days after the Company's receipt of a Registration Request from Met Sub, in lieu of filing a registration statement at the demand of Met Sub, to purchase from Met Sub the number of Eligible Securities specified in Met Sub's Registration Request for cash equal to the Net Proceeds thereof. "Net Proceeds" shall mean the estimated proceeds that Met Sub would have received from a public offering of the number of Eligible Securities specified in Met Sub's Registration Request, net of all underwriting discounts and selling commissions applicable to the sale of such Eligible Securities and the fees and expenses of counsel for Met Sub, determined pursuant to the following procedure:

                        (i)  Met Sub may reach an agreement with the
      Company as to the amount of the Net Proceeds.

                        (ii) If Met Sub and the Company cannot reach agreement as to the amount of the Net Proceeds within 30 days after the Company's receipt of Met Sub's Registration Request, either party may request that the Net Proceeds be determined according to the procedure set forth below.

                        (iii) Met Sub and the Company shall select an appraiser to determine the amount of the Net Proceeds as soon as practicable. The appraiser shall be an investment banking firm of national reputation having expertise and experience in public offerings of securities of companies engaging in businesses


                              Page 48 of 94 Pages
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      similar to that of the Company. The appraiser shall not be an affiliate of any Party. If Met Sub and the Company are unable to agree on such selection, each of them shall select one appraiser meeting the criteria set forth in the two immediately preceding sentences, and such appraisers shall select a third appraiser meeting such criteria who shall determine the amount of the Net Proceeds as soon as practicable. The fees and expenses of all appraisers shall be paid by the Company. All other expenses of such appraisal shall be paid by the Holder incurring the same or as the Holders shall otherwise agree.

                        (iv) The Company shall pay the amount of the Net Proceeds to Met Sub within 30 days after such amount has been determined by agreement or by appraisal, as the case may be.

            (e) A Holder shall be deemed not to have exercised a Registration Request to which it is entitled under Section 2 if (i) the registration statement relating to such Registration Request does not become effective, or after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, in each case by reason of an act or omission by the Company, or (ii) the conditions to closing specified in the purchase agreement, or underwriting agreement entered into in connection with such registration statement are not satisfied, and the offering and sale of Eligible Securities to which such Registration Request relates is not consummated, because of an act or omission by the Company (other than a failure of the Company or any of its representatives to execute or deliver any closing certificate by reason of facts or circumstances not within the control of the Company or such representatives) or (iii) at any time after a Party delivers a


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Registration Request and prior to the effectiveness of the registration statement relating thereto, the preparation of such registration statement is discontinued or such registration statement is withdrawn or abandoned, in each case at the request of the Requesting Holder, and such Requesting Holder has elected to pay and has paid to the Company in full all of the registration expenses (including, without limitation, Company registration expenses) referenced in Section 5 in connection with such registration statement.

            3.  PIGGYBACK REGISTRATION.

            (a) If the Company at any time proposes to register Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements subject to Section 2 or registration statements on Form S-8, S-4 or another form not available for registering the Eligible Securities for sale to the public), each such time it will give written notice to all Holders of its intention to do so. Upon the written request of any Holder (a "Piggyback Request"), given within 20 days after the date on which the Company delivers the notice of proposed registration to all Holders, such date to be determined by the notice provisions of Section 12(b) of this Agreement, the Company will use its best efforts to cause the Eligible Securities as to which registration shall have been so requested to be covered by the registration statement proposed to be filed by the Company.

            (b) In the event that any registration statement described in this
Section 3 shall relate, in whole or in part, to an underwritten public offering of shares of Common Stock, the Eligible Securities to be registered must be sold through the same underwriters as have been selected by the Company or any other person who initiated the filing of the


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registration statement by exercising a right to require the Company to do so (a
"Requesting Non-Party Stockholder"). Otherwise, the method of distribution of the Eligible Securities to be sold by any Holder making a Piggyback Request shall be as specified therein. The number of shares of Common Stock to be included in such registration statement on account of any person (other than the Company and any Requesting Non-Party Stockholder) may be reduced if and to the extent that the managing underwriter or underwriters shall be of the opinion that such inclusion would adversely affect the marketing of the total number of shares of Common Stock proposed to be sold, and the number of shares to be registered and sold by each person (other than the Company and any Requesting Non-Party Stockholder) shall be reduced pro rata according to the number of shares requested to be registered by such person. Notwithstanding the foregoing provisions of this Section 3, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to any requesting Holder.


            4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2 to effect the registration of any Eligible Securities under the Securities Act, the Company shall:

            (a) prepare and file with the Commission a registration statement with respect to such securities which will permit the public sale thereof in accordance with the method of distribution specified in the applicable Registration Request, and the Company shall use its best efforts (i) to cause such registration statement to be filed within 60 days of receipt of the same,
(ii) to cause such registration statement to be declared effective as promptly as practicable and (iii) to maintain the effectiveness of such registration


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statement for a period of not less than 90 days;

            (b) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to effect and maintain the effectiveness of such registration statement for the period specified in Section 4(a) and as to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period, including such amendments or supplements as are necessary to cure any untrue statement or omission referred to in Section 4(e)(vi);

            (c) provide to the managing underwriter or underwriters and not more than one counsel for all underwriters and to the Holders of Eligible Securities to be included in such registration statement and not more than one counsel for all such Holders (such counsel to be reasonably acceptable to the Company) the opportunity to participate in the preparation of (i) such registration statement, (ii) each prospectus relating thereto and included therein or filed with the Commission and (iii) each amendment or supplement thereto;

            (d) make available for inspection by the parties referred to in
Section 4(c) such financial and other information and books and records of the Company, and cause the officers, directors and employees of the Company, and counsel and independent certified public accountants of the Company, to respond to such inquiries, as shall be reasonably necessary, in the judgment of respective counsel to such Holders and such underwriter or underwriters, to conduct a reasonable investigation within the meaning of


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the Securities Act; PROVIDED, HOWEVER, that each such person shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential until such time as (i) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), (ii) such person shall be required to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter or (iii) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, shall not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such information has not been so set forth after the request by a Holder to such effect; and PROVIDED, FURTHER, that the Company need not make such information available, nor need it cause any officer, director or employee to respond to such inquiry, unless each such Holder and such counsel, upon the Company's request, execute and deliver to the Company an undertaking to substantially the same effect contained in the immediately preceding PROVISO;

            (e) immediately notify the persons referred to in Section 4(c) and (if requested by any such person) confirm such advice in writing, (i) when such registration statement or any prospectus included therein or any amendment or supplement thereto has been filed and, with respect to such registration statement or any such amendment, when the same has become effective, (ii) of any material comments by the Commission


                              Page 53 of 94 Pages
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with respect thereto or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by Section 4(l)(i) cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Eligible Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (vi) at any time when a prospectus is required to be delivered under the Securities Act, of the occurrence or failure to occur of any event, or any other change in law, fact or circumstance, as a result of which such registration statement, prospectus or any amendment or supplement thereto, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (f) take reasonable efforts to obtain the withdrawal at the earliest practicable date of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto;

            (g) if requested by the managing underwriter or underwriters or the Holders of at least a majority of the Eligible Securities being sold in connection with an underwritten public offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or such Holders reasonably specify should be included therein relating to the terms of the


                              Page 54 of 94 Pages
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sale of such Eligible Securities, including, without limitation, information with respect to the number of Eligible Securities being sold to such underwriters, the names and descriptions of such Holders, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Eligible Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

            (h) furnish to each Holder of Eligible Securities included in such registration and each managing underwriter, if any, thereof an executed copy of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto, whether or not such exhibits are incorporated by reference therein) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, as such Holder and managing underwriter, if any, may reasonably request in order to facilitate the disposition of such Eligible Securities by such Holder or by the participating underwriters;

            (i) use its best efforts to (i) register or qualify the Eligible Securities to be included in such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Holder of such Eligible Securities and each managing underwriter, if any, thereof shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as is necessary to effect the disposition of such Eligible Securities in the manner contemplated by the registration statement, the prospectus


                              Page 55 of 94 Pages
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included therein and any amendment or supplement thereto and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder and any participating underwriter or underwriters to consummate the disposition in such jurisdictions of such Eligible Securities; PROVIDED, HOWEVER, that the Company shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation or a broker-dealer in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 4(i), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

            (j) cooperate with the Holders of the Eligible Securities included in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Eligible Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders and which shall not bear any restrictive legends; and, in the case of an underwritten public offering, enable such Eligible Securities to be registered in such names as the managing underwriter or underwriters may request at least two business days prior to any sale of such Eligible Securities;

            (k) provide not later than the effective date of the registration statement a CUSIP number for all Eligible Securities;

            (l) enter into an underwriting agreement, engagement letter, agency agreement, "best efforts" underwriting agreement or similar agreement, as appropriate, and take such other actions in connection therewith as the Holders of at least a majority of the Eligible Securities to be included in such registration shall reasonably request in


                              Page 56 of 94 Pages
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order to expedite or facilitate the disposition of such Eligible Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten public offering, (i) make such representations and warranties to the Holders of such Eligible Securities included in such registration and the underwriters, if any, in form, substance and scope as are customarily made in an underwritten public offering;
(ii) obtain an opinion of counsel to the Company in customary form and covering such matters as are customarily covered by such an opinion as the Holders of at least a majority of such Eligible Securities and the managing underwriters, if any, may reasonably request, addressed to each selling Holder and the underwriters, if any, and dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement); (iii) obtain a "cold comfort" letter from the independent certified public accountants of the Company addressed to the Holders of the Eligible Securities included in such registration and the underwriters, if any, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, also dated the date of the closing under the underwriting agreement), such letter to be in customary form and covering such matters as are customarily covered by such letters; (iv) deliver such documents and certificates as may be reasonably requested by the Holders of at least a majority of the Eligible Securities included in such registration and the managing underwriter or underwriters, if any, to evidence compliance with clause
(i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (v) undertake such obligations relating to expense reimbursement, indemnification and


                              Page 57 of 94 Pages
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contribution as are provided in Sections 5, 6 and 7 hereof;

            (m) make available to its security holders, as soon as reasonably practicable after the sale of Eligible Securities, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, pursuant to Rule 158 thereunder); and

            (n) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

            The provisions of subsections (b) through (n) of this Section 4 shall also apply to registrations pursuant to Section 3; PROVIDED, HOWEVER, that, for the purposes of this paragraph, the time period set forth in Section 4(b) during which the Company must file amendments or supplements to the registration statement and prospectus to keep such registration effective shall also be deemed to be 90 days.

            Notwithstanding the provisions of Section 4(a), the Company's obligation to file a registration statement, or cause such registration statement to become effective, shall be suspended for a period not to exceed 90 days if there exists at the time material non-public information relating to the Company that, in the reasonable opinion of the Company, should not be disclosed. In such an event, the Company shall promptly inform all Holders of the Company's decision to defer filing of a registration statement and shall notify all Holders promptly (but in any event not later than upon the expiration of the 90-day period specified in the immediately preceding sentence) of the recommencement of the Company's efforts to file the registration statement and to cause the registration statement to become effective.

            In connection with each registration of Eligible Securities hereunder, the


                              Page 58 of 94 Pages
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Holders thereof will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with applicable federal and state securities laws. Each such Holder also agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any other event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Holder or the distribution of such Eligible Securities or omits to state any material fact regarding such Holder or the distribution of such Eligible Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update such previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Eligible Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each such Holder further agrees that upon giving any notice referred to in the immediately preceding sentence, or upon receipt of any notice from the Company pursuant to
Section 4(e)(vi) hereof, such Holder shall forthwith discontinue the disposition of Eligible Securities pursuant to the registration statement applicable to such Eligible Securities until such Holder shall have received copies of an amended or supplemented registration statement or prospectus, and if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of


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the prospectus covering such Eligible Securities at the time of receipt of such notice.

            Notwithstanding anything to the contrary contained herein, in no event shall the Company permit any entity to be an underwriter of securities (including being a member of any underwriting syndicate) in any public offering in which any Eligible Securities of a Holder are included if such Holder that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and such Holder or any affiliate of such Holder, owns 5% or more of the equity of such entity and the Company shall have been notified of such relationship and such ERISA status.

            5. EXPENSES. The Company shall pay all expenses incurred in complying with Sections 2 and 3, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws (other than those which by law must be paid by the selling security holders), fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and stock exchange listing fees, but excluding all underwriting discounts and selling commissions applicable to the sale of Eligible Securities and fees and expenses of counsel for the selling Holders. All expenses of participating sellers other than those assumed by the Company in this Agreement shall be borne by such sellers in proportion to the number of shares sold by each seller or as they may otherwise agree.

            6.  INDEMNIFICATION.

            (a) In the event of a registration of Eligible Securities under the Securities Act pursuant to Section 2 or 3, the Company shall indemnify and hold harmless each


                              Page 60 of 94 Pages
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selling Holder, each underwriter of such Eligible Securities thereunder and each other person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such selling Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, and will reimburse each such selling Holder, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Eligible Securities were registered under the Securities Act pursuant to Section 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company shall not be liable to any such selling Holder, underwriter or controlling person in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such selling Holder, underwriter or controlling person in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of the Eligible Securities under the Securities Act pursuant to Section 2 or 3, each selling Holder of such Eligible Securities,


                              Page 61 of 94 Pages
severally and not jointly, will indemnify and hold harmless the Company, each underwriter and each person, if any, who controls the Company or any underwriter within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of securities registered by the registration statement covering such Eligible Securities and each person, if any, who controls such seller, against all losses, claims, damages or liabilities, joint or several, to which the Company or any such officer, director, underwriter, other seller or controlling person may become subject under the Securities Act or otherwise, and shall reimburse the Company and each such officer, director, underwriter, other seller and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but only to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Holder furnished in writing to the Company by such Holder specifically for use in the registration statement or prospectus relating to such Eligible Securities. Notwithstanding the immediately preceding sentence, the liability of each such Holder hereunder shall not in any event exceed the net proceeds received by such Holder from the sale of Eligible Securities covered by such registration statement.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against an indemnifying party hereunder, shall notify such indemnifying party in writing thereof, but the omission so to notify such indemnifying party shall not relieve


                              Page 62 of 94 Pages
such indemnifying party from any liability that it may have to any indemnified party other than under this Section 6 and, unless the failure to so provide notice materially adversely affects or prejudices such indemnifying party's defense against any action, shall not relieve such indemnifying party from any liability that it may have to any indemnified party under this Section 6. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from such indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume and undertake the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such defense to be reimbursed by the indemnifying party as incurred.

            (d) No indemnifying party shall be liable for any amounts paid in a



                              Page 63 of 94 Pages
settlement effected without the consent of such indemnifying party, which consent shall not be withheld unreasonably. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

            (e) The reimbursements required by this Section 6 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received and expenses incurred.

            7. CONTRIBUTION. If for any reason the indemnity set forth in
Section 6 is unavailable or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by said indemnity
(i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other (determined by reference to, among other things, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to such indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and such indemnified party but also the relative benefits received by the indemnifying party


                              Page 64 of 94 Pages
on the one hand and such indemnified party on the other, as well as any other relevant equitable considerations.

            The Company and the Parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in such paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, a Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the sale of Eligible Securities sold by such Holder and distributed to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person which is not guilty of such fraudulent misrepresentation.

            In the event that any terms of an indemnification or contribution provision contained in an underwriting agreement executed by or on behalf of the Company and a Holder differs from a provision in Section 6 or this Section 7, the provisions in such underwriting agreement shall determine the rights and obligations of the Company, such Holder and each underwriter that is a party thereto.

            8. UNDERWRITING AGREEMENT. If Eligible Securities are to be sold pursuant


                              Page 65 of 94 Pages
to a registration statement in an underwritten offering pursuant to Section 2 or 3, the Company and each selling Holder of Eligible Securities agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are reasonably satisfactory to the Company and each such selling Holder and as are customary in the securities business for such an arrangement among such underwriter or underwriters, each such selling Holder and companies of the Company's size and investment stature. No Holder of Eligible Securities may participate in any underwritten sale of Eligible Securities pursuant to Section 2 or 3 hereof unless such Holder (i) agrees to sell such Holder's securities in accordance with any underwriting arrangements approved by the persons entitled hereunder to specify the method of distribution of the securities being registered and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            9. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. If, subsequent to the date hereof, the Company grants to any holders or prospective holders of the Company's securities the right to require that the Company register any securities of the Company under the Securities Act, such registration rights shall be granted subject to the rights of the Holders to include all or part of their Eligible Securities in any such registration on the terms and conditions set forth in Section 3.

            10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holders as follows:

            (a) The execution, delivery and performance of this Agreement by the


                              Page 66 of 94 Pages

Company have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument by which the Company or any of its properties or assets is bound and will not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

            (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

            11. RULE 144. The Company hereby covenants with the Holders of Eligible Securities that if and to the extent it shall be required to do so under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same may be amended and in effect at the time (the "Exchange Act"), the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and shall take such further action as any Holder of Eligible Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Eligible Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter


                              Page 67 of 94 Pages
adopted by the Commission. Upon the request of any Holder of Eligible Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements

            12.  MISCELLANEOUS

            (a) All covenants and agreements contained in this Agreement by or on behalf of any of the signatories shall bind and inure to the benefit of the respective successors and assigns of the signatories, whether so expressed or not. If any transferee of any Holder of Eligible Securities shall acquire Eligible Securities in any manner (other than by way of a registered public offering), whether by operation of law or otherwise, such Eligible Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Eligible Securities such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. The benefits to which any such transferee shall be entitled shall include, without limitation, the rights to register Eligible Securities under Sections 2 and 3 hereof; PROVIDED, HOWEVER, that any such transferee shall not be entitled to deliver to the Company a Registration Request pursuant to Section 2 hereof unless such transferee acquired from its transferor at least a majority of the Eligible Securities owned by such transferor at the time of the transfer. If the Company shall so request, any such successor or assign shall agree in writing to acquire and hold the Eligible Securities subject to all of the terms hereof. One or more transferees of Eligible Securities owned by the RL Partnership may deliver a Registration Request pursuant to Section 2 if (i) such transferees have received such Eligible Securities in compliance with applicable Federal and state securities laws and (ii) such transferees have agreed in a


                              Page 68 of 94 Pages
writing, in form and substance reasonably satisfactory to the Company, to be bound by this Agreement, with the same duties and obligations as a Holder thereunder and (iii) the transferee or transferees that deliver such Registration Request hold at least a majority of the then outstanding Eligible Securities owned by the RL Partnership which have not been sold pursuant to a registered public offering. This Section 12(a) shall not be deemed to create any right on the part of any Holder to transfer Eligible Securities in contravention of any restriction thereon contained in any other agreement to which such Holder is a party.

            (b) All notices, consents and other communications under this Agreement required or permitted to be transmitted to the parties named below shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

                     (i)  if to the Company, to it at Promus
      Hotel Corporation, 755 Crossover Lane, Memphis, TN 38117,
      Attention: General Counsel (telecopy: (901) 374-5050;

                     (ii) if to GEHOP, GEIM or GEPT c/o General
      Electric Investment Hotel Partners I, Limited Partnership, c/o General Electric Investment Corporation, 3003 Summer Street, P.O. Box 7900, Stamford CT 06905,


                              Page 69 of 94 Pages

      Attention: Asset Manager-Real Estate (telecopier no. (203) 326-4179), with a copy to General Electric Investment Corporation, 3003 Summer Street, P.O. Box 7900, Stamford CT 06905, Attention:
      General Counsel-Real Estate (telecopier no. (203) 326-4179, a copy to Wolf, Block, Schorr and Solis-Cohen, Packard Building, 12th
      Floor, S. E. Corner of 15th and Chestnut Streets, Philadelphia, PA 19102, Attention: Alvin H. Dorsky, Esq. (telecopier no.
      (215) 977-2346), and a copy to Dewey Ballantine, 1301 Avenue of the Americas, New York, NY 10019, Attention: Sanford W.
      Morhouse, Esq. (telecopier no. (212) 259-6333);

                     (iii)  if to Met Sub, c/o Metropolitan Life
      Insurance Company, One Madison Avenue, New York, NY  10010,
      Attention: Mr. John C. Morrison, Jr. (telecopier no. (212) 578-3910), with a copy to Law Department, Metropolitan Life Insurance Company, One Madison Avenue, New York, NY 10010,
      Attention:  John C. Kelsh, Esq. (telecopier no. (212) 779-1490);

                     (iv) if to Ferris, to Mr. Richard J.
      Ferris, 14363 Ridge Road, Northbrook, IL 60062 (telecopier no.
      (708) 498-2575);

                     (v)  if to Ridge,  to it c/o Mr. Richard J.
      Ferris, 1436 Ridge Road, Northbrook, IL 60062 (telecopier no.
      (708) 498-2575);

                     (vi) if to Investment, to it c/o Mr. Peter
      Ueberroth, Contrarian Group, Inc., 500 Newport Center Drive, Suite 900, Newport Beach, CA 92660 (telecopier no. (714)
      720-9123);

                     (vii) if to the RL Partnership to Red Lion, a California Limited Partnership, c/o Kohlberg Kravis Roberts & Co., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025; telephone (415) 233-6560 (telecopier no. (415) 233-


                              Page 70 of 94 Pages

      6561) ; and

                     (viii) if to Ueberroth, to Mr. Peter V.
      Ueberroth, Contrarian Group, Inc., 500 Newport Center Drive,
      Suite 900, Newport Beach, CA 92660 (telecopier no. (708) 720-9123).

            (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (d) This Agreement may not be amended or modified, and no provision hereof may be waived, except in writing, and such writing shall only be effective with respect to a Party who has executed such writing; PROVIDED, HOWEVER that any such amendment, modification or waiver shall only be required to be so executed by a Party the rights of which under this Agreement would be adversely affected in any material respect by such amendment, modification or waiver. The failure of any of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of that term or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

            (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (f) The Parties acknowledge that there may be no adequate remedy at law if any Party fails to perform any of its obligations hereunder and that each Party may be irreparably harmed by any such failure, and accordingly agree that each Party, in addition to any other remedy to which it may be entitled in law or in equity, shall be entitled to compel specific performance of the obligations of any other Party under this Agreement


                              Page 71 of 94 Pages
in accordance with the terms and conditions of this Agreement in any court of the United States or any state thereof having jurisdiction. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

            (h) This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter, including without limitation the Doubletree Registration Rights Agreement.

            (i) EXCEPT AS OTHERWISE PROVIDED IN SECTION 12(f) HEREOF, EACH PARTY IRREVOCABLY AGREES THAT ALL DISPUTES IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT SHALL BE RESOLVED BY ARBITRATION IN THE CITY OF NEW YORK, STATE OF NEW YORK, UNDER THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION. The arbitrator to resolve any such dispute shall be selected by the Parties who are involved in the dispute, shall have expertise and


                              Page 72 of 94 Pages
experience in the resolution of disputes similar to the dispute to be resolved and shall not be an affiliate of any Party. If such Parties are unable to agree on such selection, each such Party select one arbitrator meeting the criteria set forth in the immediately preceding sentence and such arbitrators shall select an arbitrator meeting such criteria to resolve such dispute as soon as practicable. The fees and expenses of any arbitrator selected by a Party shall be paid by such Party; the fees and expenses of any other arbitrators shall be shared equally by the Parties who are involved in the dispute. All other expenses of such arbitration shall be paid by the Party incurring the same.



                              Page 73 of 94 Pages